EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2005, relating to the financial statements of E*TRADE Financial Corporation and management’s report of the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of E*TRADE Financial Corporation for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

McLean, Virginia
May 27, 2005